UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 18, 2012

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 18, 2012, the Board of Directors (“Board”) of Shutterfly, Inc. (“Company”) adopted an amendment (the “Amendment”) of the Bylaws of the Company, to amend Article I, Section 1.7 of the Bylaws to provide that directors shall be elected by a majority vote standard for the election of directors in uncontested elections.  A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.  In contested elections the vote standard will continue to be a plurality of votes cast.  In addition, the Board approved an amendment to Article I, Section 1.11 of the Bylaws to provide that director nominees proposed by shareholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, in accordance with the Company’s Corporate Governance Principles that are applicable to all director nominees, upon failure to receive the required vote in a subsequent election.

The description of the Amended and Restated Bylaws set forth above is qualified in its entirety by reference to the full and complete Amended and Restated Bylaws, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of Shutterfly, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash
Mark J. Rubash
Senior Vice President and Chief Financial Officer

Date: January 20, 2012

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EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Bylaws of Shutterfly, Inc.

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